Exhibit 10.5

SECOND AMENDMENT
TO
TECHNOLOGY LICENSE AGREEMENT
This SECOND AMENDMENT TO TECHNOLOGY LICENSE AGREEMENT (this “Amendment”) is effective as of July 15, 2016 (the “Effective Date”), between OMS Investments, Inc., a Delaware corporation having offices at 10250 Constellation Blvd., Suite 2800, Los Angeles, California 90067 (“OMS”), and AeroGrow International, Inc., a Nevada corporation having offices at 6075 Longbow Dr., Suite 200, Boulder, Colorado 80301 (“AeroGrow”).  OMS and AeroGrow are sometimes referred to herein collectively as the “Parties” and individually as a “Party”.
WHEREAS, the Parties are parties to that certain Technology License Agreement, dated as of April 22, 2013 (as amended and supplemented, the “Technology License Agreement”); and
WHEREAS, the Parties wish to amend the Technology License Agreement as set forth below.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:
1.	Definitions.
The following definitions shall be added to Section 1 of the Technology License Agreement:
“DTC Channel” means direct to consumer marketing, sales, and distribution, exclusively through www.aerogrow.com and www.amazon.com, in each case exclusively in the United States.
“Large-Sized Products” means hydroponic and/or aeroponic garden systems that may include LED lighting, a wireless communication system, and/or a touchscreen user interface, which are primarily designed or intended to reside on a floor or other non-countertop location.  Any product having a footprint (or potential footprint) of 1.75 square feet or larger and any product capable of growing plants in excess of 30 inches will be considered a Large-Sized Product.  For the avoidance of doubt, the stackable bookcase products under development as of the date hereof by AeroGrow in the currently contemplated form will not be considered a Large-Sized Product.
“Lighting Products” means LED bulbs, lamps, panels and systems designed for hydroponic and/or aeroponic growing applications and that may be used as standalone lighting or as a component of hydroponic and/or aeroponic growing applications, including without limitation 12-,

24-, and 36-Watt LED bulbs and 45-Watt LED panels having a customized spectral output for hydroponic and/or aeroponic applications.
“Project IP” means the Intellectual Property, including Developed IP, assigned to OMS pursuant to the AeroGrow Development Services pursuant to and as defined in the Collaboration Services Agreement.
The definition of Hydroponic IP is hereby amended and restated in its entirety as follows:
“Hydroponic IP” means the OMS Intellectual Property set forth in Schedule 1 to this Agreement and the Project IP.
The definition of Licensed Products is hereby amended and restated in its entirety as follows:
“Licensed Products” means the AeroGarden 3, the AeroGarden 7, the AeroGarden Extra, the AeroGarden Ultra and any additional aeroponic or hydroponic products developed by AeroGrow in the future, and associated seed kits.

2.	China. The Additional Territory Term Sheet No. 2 attached as Exhibit A hereto is attached to, and made a part of, the Technology License Agreement.

3.	France. The Additional Territory Term Sheet No. 3 attached as Exhibit B hereto is attached to, and made a part of, the Technology License Agreement.

4.	Germany. The Additional Territory Term Sheet No. 4 attached as Exhibit C hereto is attached to, and made a part of, the Technology License Agreement.

5.	License Grant.

Section 2.1 of the Technology License Agreement is hereby amended and restated in its entirety as follows:

2.1          License Grant.
(a)          Subject to the terms and conditions of this Agreement, OMS hereby grants to AeroGrow an exclusive license under the Hydroponic IP to make, use, sell, distribute, offer to sell, and import Licensed Products in the Territory during the Term of this Agreement; provided that with respect to Large-Sized Products and Lighting Products, the foregoing license grant shall be restricted to marketing, sales and distribution through the DTC Channel.  AeroGrow further agrees that it will not make, use, sell, distribute, offer to sell or import any products having a footprint (or potential footprint) of 1.5 square feet or larger in any channels specifically targeted to hydroponic growers, regardless of whether such products utilize Hydroponic IP.

(b)          Notwithstanding the foregoing exclusive license grant in Section 2.1(a) and without limitation, OMS reserves the right for OMS and its Affiliates and contractors to use (i) the Hydroponic IP for Research Purposes and to develop, make, have made, use, offer to sell, sell, and distribute Large-Sized Products and/or Lighting Products, and (ii) US Patent 8,261,486 with respect to any products.

6.	Right to Sublicense

Section 2.2 of the Technology License Agreement is hereby amended and restated in its entirety as follows:

2.2          Limited Right to Sublicense.
(a)          Except as provided in Section 2.2(b), the license grant in Section 2.1 does not include the right for AeroGrow to grant sublicenses to others to use the Hydroponic IP in any manner or in connection with any goods or services, but AeroGrow may permit the distribution by third party distributors of Licensed Products in the Territory in accordance with this Agreement.
(b)          AeroGrow shall be permitted to grant written sublicenses of the rights granted to AeroGrow in Section 2.1 to third parties to make and use Licensed Products in China and to offer to sell and sell Licensed Products to end user consumers in China but not to any person or entity for subsequent sale, resale, or distribution outside of China; provided that AeroGrow shall have provided a copy of the proposed sublicense agreement to OMS prior to execution thereof, and AeroGrow shall have received OMS’ written approval of the proposed sublicense agreement and the proposed sublicensee prior to execution, which OMS may grant or withhold in its reasonable judgment.  In any such sublicense agreement: (i) such sublicense agreement shall refer to this Agreement and shall contain terms and conditions no less restrictive than those in this Agreement with respect to the sublicensed obligations; (ii) in such sublicense agreement, the sublicensee shall agree in writing to be bound to OMS by terms and conditions that are substantially similar to, or less favorable to the sublicensee than, the corresponding terms and conditions of this Agreement; (iii) such sublicense agreement shall contain terms granting OMS and its Affiliates a worldwide, royalty-free, nonexclusive license under any improvements and intellectual property therein created by the sublicensee in the exercise of the sublicense; (iv) AeroGrow shall remain primarily responsible for compliance by its sublicensees with all applicable terms of the sublicense agreement; (v) any sublicense rights granted by AeroGrow in a sublicense agreement shall terminate effective upon any termination of the license from OMS to AeroGrow under Section 2.1 with respect to such sublicensed rights; (vi) such sublicensees shall not have the right to grant any further sublicenses; (vii) AeroGrow shall provide a copy of the executed sublicense agreement to OMS within fourteen days after execution thereof; and (viii) for the avoidance of doubt, AeroGrow shall have no right to grant any sublicense to use any Trademarks of OMS or its Affiliates.
(c)          OMS shall be permitted to terminate the grant of any sublicense in the event that the sublicensee breaches any material term of the sublicense agreement and AeroGrow shall cooperate with OMS in effecting such termination.
(d)          In any sublicense agreement granted under this Section 2.2, AeroGrow shall obligate the sublicensee to pay AeroGrow a sublicense fee approved in advance by OMS (“Sublicense Fee”).

7.	Royalty Payment.

Section 3.1 of the Technology License Agreement is hereby amended and restated in its entirety as follows:

3.1          Royalty Payment.  AeroGrow shall pay OMS a royalty of (a) two percent (2%) times Net Sales of Licensed Products and (b) fifty percent (50%) times Sublicense Fees for Licensed Products in China.

8.	Rights Related to Project IP.

New Section 5.3 is hereby added to the Technology License Agreement as follows:

5.3          Licenses Relating to Project IP.  Subject to the terms and conditions of this Agreement, AeroGrow hereby grants to OMS and its Affiliates a worldwide, royalty-free, perpetual, irrevocable, transferrable, nonexclusive license under any Developed IP not transferred to OMS pursuant to the AeroGrow Development Services pursuant to and as defined in the Collaboration Services Agreement, to develop, make, have made, use, sell, distribute, offer to sell, and import Large-Sized Products and Lighting Products.

9.	Section 8.2.

The following sentence shall be added to the end of Section 8.2:

“For the avoidance of doubt, AeroGrow shall not be permitted to renew any license terminated under Section 8.3(b).”

10.	Incorporation with Technology License Agreement. This amendment is executed and delivered pursuant to the Technology License Agreement and shall be subject to the terms and conditions of, and interpreted in accordance with, the Technology License Agreement. Except as amended hereby, the Technology License Agreement and each of the provisions contained therein shall remain in full force and effect as from the Effective Date.  Capitalized terms defined in the Technology License Agreement and not otherwise defined herein shall have the meanings given to them in the Technology License Agreement.  For purposes of the Technology License Agreement, as amended hereby, AeroGrow will not be considered an affiliate of OMS.
11.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Amendment.
[Signature page follows]

The Parties have caused this Amendment to be executed as of the Effective Date.
OMS INVESTMENTS, INC. By: ____________________________________ Name: Title:
AEROGROW INTERNATIONAL, INC. By: ____________________________________ Name: Title:

[Signature Page to Amendment to Technology License Agreement]

EXHIBIT A

TECHNOLOGY LICENSE AGREEMENT
ADDITIONAL TERRITORY TERM SHEET NO. 2

This Additional Territory Term Sheet No. 2 (this “Term Sheet”) dated July 15, 2016, is attached to, and made a part of, the Technology License Agreement (as amended and supplemented, “Technology License”) by and between OMS Investments, Inc. (“OMS”) and AeroGrow International, Inc. (“AeroGrow”) dated April 22, 2013.

Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Technology License.

Additional Territory:	China

Termination Rights (for purposes of Section 8.3(b)(ii)):	None.

Retailers/Channels of Trade:	No restriction.

Additional Terms:

•	The scope of the license to AeroGrow in China is more restricted than as set forth in Section 2.1 of the Technology License. In particular, AeroGrow shall be permitted to grant a nonexclusive sublicense pursuant to Section 2.2, but AeroGrow itself shall not be permitted to otherwise exercise the license grant in Section 2.1 in China.

•	The nonexclusive sublicense grant in Section 2.2 is intended to permit the AeroGrow sublicensee to make, use, offer for sale, and sell Licensed Products using the Hydroponic IP in China during the Term but only for end user consumer in China, and not for export of Licensed Products out of China.

•	The sublicensee shall be restricted from making, using, selling, offering for sale, and importing any products having a footprint (or potential footprint) of 1.5 square feet or larger in any channels specifically targeted to hydroponic growers regardless of whether such products utilize Hydroponic IP.

This Term Sheet incorporates all the rights, duties, and obligations extended to both parties under the Technology License relating to the subject matter herein. This Term Sheet and the Technology License shall be read together and any conflict in terms shall be resolved with deference to the terms contained in this Term Sheet.

Exhibit A

EXHIBIT B

TECHNOLOGY LICENSE AGREEMENT
ADDITIONAL TERRITORY TERM SHEET NO. 3

This Additional Territory Term Sheet No. 3 (this “Term Sheet”) dated July 15, 2016, is attached to, and made a part of, the Technology License Agreement (as amended and supplemented, “Technology License”) by and between OMS Investments, Inc. (“OMS”) and AeroGrow International, Inc. (“AeroGrow”) dated April 22, 2013.

Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Technology License.

Additional Territory:	France

Termination Rights (for purposes of Section 8.3(b)(ii)):	A minimum of US$1,500,000 in Net Sales for the 12 months ending March 31, 2020, and for each subsequent Contract Year.

Retailers/Channels of Trade:	AeroGrow may only sell Licensed Products to retailers in France that sell exclusively through the e-commerce channel of trade, including online and television sales (e.g., Amazon and QVC).

Additional Terms:	None.

This Term Sheet incorporates all the rights, duties, and obligations extended to both parties under the Technology License relating to the subject matter herein. This Term Sheet and the Technology License shall be read together and any conflict in terms shall be resolved with deference to the terms contained in this Term Sheet.

Exhibit B

EXHIBIT C

TECHNOLOGY LICENSE AGREEMENT
ADDITIONAL TERRITORY TERM SHEET NO. 4

This Additional Territory Term Sheet No. 4 (this “Term Sheet”) dated July 15, 2016, is attached to, and made a part of, the Technology License Agreement (as amended and supplemented, “Technology License”) by and between OMS Investments, Inc. (“OMS”) and AeroGrow International, Inc. (“AeroGrow”) dated April 22, 2013.

Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Technology License.

Additional Territory:	Germany

Termination Rights (for purposes of Section 8.3(b)(ii)):	A minimum of US$1,500,000 in Net Sales for the 12 months ending March 31, 2020, and for each subsequent Contract Year.

Retailers/Channels of Trade:	AeroGrow may only sell Licensed Products to retailers in Germany that sell exclusively through the e-commerce channel of trade, including online and television sales (e.g., Amazon and QVC).

Additional Terms:	None.

This Term Sheet incorporates all the rights, duties, and obligations extended to both parties under the Technology License relating to the subject matter herein. This Term Sheet and the Technology License shall be read together and any conflict in terms shall be resolved with deference to the terms contained in this Term Sheet.

Exhibit C